AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of M-GAB Development Corporation (the “Company”) on First Amended Form 10-K/A for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Carl M. Berg, President of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 22, 2005	/s/ Carl M. Berg
By: Carl M. Berg
Its: President

A signed original of this written statement required by Section 906 has been provided to M-GAB Development Corporation and will be retained by M-GAB Development Corporation and furnished to the Securities and Exchange Commission or its staff upon request.